UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 3, 2011

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.

On November 3, 2011, Affiliated Managers Group, Inc. (the “Company”) entered into a senior unsecured credit facility totaling $1.0 billion (the “Credit Facility”), consisting of a $750 million revolving facility (the “Revolver”), which amends and restates the Company’s previous senior unsecured revolving credit facility dated January 12, 2011 and amended on July 5, 2011 (the “Previous Facility”), and a new $250 million term loan facility (the “Term Loan”), each with Bank of America, N.A., as administrative agent, and the several lenders from time to time party thereto.  The Term Loan and $720 million of the Revolver have a five-year maturity (maturing November 3, 2016); the remaining $30 million of the Revolver matures January 12, 2015.  Subject to certain conditions, the Company may increase the Revolver and the Term Loan by up to $150 million and $250 million, respectively.

Beginning on the last business day of December 2014, the Company is required to make scheduled quarterly payments under the Term Loan, each equal to 6.25% of the original principal amount of the Term Loan made on the closing date plus the aggregate amount of incremental term loans made thereafter.

The Credit Facility contains financial covenants with respect to leverage and interest coverage, as well as customary affirmative and negative covenants, including limitations on priority indebtedness, liens, cash dividends, asset dispositions, and fundamental corporate changes, and certain customary events of default, in each case, similar to those contained in the Previous Facility.

This description is a summary and is qualified in its entirety by reference to the full text of the credit agreements for the Revolver and the Term Loan, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

ITEM 9.01                                       Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1

Fifth Amended and Restated Credit Agreement dated as of November 3, 2011 among Affiliated Managers Group, Inc., the several banks and other financial institutions from time to time party thereto as lenders and Bank of America, N.A., as Administrative Agent, and the exhibits and schedules thereto

10.2

Term Credit Agreement dated as of November 3, 2011 among Affiliated Managers Group, Inc., the several banks and other financial institutions from time to time party thereto as lenders and Bank of America, N.A., as Administrative Agent, and the exhibits and schedules thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: November 4, 2011
	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Vice Chairman, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fifth Amended and Restated Credit Agreement dated as of November 3, 2011 among Affiliated Managers Group, Inc., the several banks and other financial institutions from time to time party thereto as lenders and Bank of America, N.A., as Administrative Agent, and the exhibits and schedules thereto

10.2

Term Credit Agreement dated as of November 3, 2011 among Affiliated Managers Group, Inc., the several banks and other financial institutions from time to time party thereto as lenders and Bank of America, N.A., as Administrative Agent, and the exhibits and schedules thereto